EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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

                                                            Percentage of      State of Incorporation
    Parent                        Subsidiary                 Ownership            or Organization
    ------                        ----------                 ---------            ---------------
Yonkers Financial             The Yonkers Savings and           100%                  Federal
Corporation                   Loan Association, FA

The Yonkers Savings and       Yonkers Financial Services        100%                  New York
Loan Association, FA          Corporation
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